Exhibit 21.1

Subsidiary Companies

	Jurisdiction Under	Percentage
Name	Which Organized	Owned

Asta Funding, Inc.	Delaware
Asta Funding Acquisition I, LLC	Delaware	100%
Asta Funding Acquisition II, LLC	Delaware	100%
Asta Funding Acquisition IV, LLC	Delaware	100%
Asta Commercial, LLC	Delaware	100%
Asta Funding.com, LLC	Delaware	100%
Palisades Acquisition I, LLC	Delaware	100%
Palisades Acquisition II, LLC	Delaware	100%
Palisades Acquisition IV, LLC	Delaware	100%
Computer Finance, LLC	Delaware	100%
Palisades Collection, LLC	Delaware	100%
Palisades Acquisition V, LLC	Delaware	100%
Palisades Acquisition VI, LLC	Delaware	100%
Palisades Acquisition VII, LLC	Delaware	100%
Palisades Acquisition VIII, LLC	Delaware	100%
Option Card, LLC	Colorado	100%
Palisades Acquisition IX, LLC	Delaware	100%
VATIV Recovery Solutions LLC	Texas	100%
Palisades Acquisition X, LLC	Delaware	100%
Cliffs Portfolio Acquisition I, LLC	Delaware	100%
Sylvan Acquisition I. LLC	Delaware	100%
Citizens Lending Group LLC	Delaware	100%
Palisades Acquisition XI LLC	Delaware	100%
Palisades Acquisition XII LLC	Delaware	100%
Palisades Acquisition XIII LLC	Delaware	100%
Palisades Acquisition XIV LLC	Delaware	100%
Palisades Acquisition XV LLC	Delaware	100%
Palisades Acquisition XVI LLC	Delaware	100%
Palisades Acquisition XVII LLC	Delaware	100%
Palisades Acquisition XVIII LLC	Delaware	100%
Brook Mays Joint Venture	Massachusetts	25%
Ventura Services LLC	Delaware	100%
Palisades XII Do Brasil Gesto Financeira Ltda	Brazil	99.9%

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